                                                                      EXHIBIT 12

               STATEMENT SETTING FORTH DETAIL FOR COMPUTATION OF
                      RATIO OF EARNINGS TO FIXED CHARGES

                             (Millions of dollars)

                                                                                        Year Ended December 31
                                                                            ------------------------------------------------
                                                                             2000      1999       1998       1997      1996
                                                                            ------    ------     ------     ------    ------
Income (loss) from continuing operations before income taxes...        A    $  693    $ (104)    $   89     $  456    $  196
Fixed charges:
  Interest expense, gross......................................                627       717        385        103        81
  Portion of rentals representative of interest................                 46        53         35         19        22
                                                                            ------    ------     ------     ------    ------
     Total fixed charges before capitalized interest...........        B       673       770        420        122       103
  Capitalized interest.........................................                 --        --         --          5        33
                                                                            ------    ------     ------     ------    ------
     Total fixed charges including capitalized interest........        C       673       770        420        127       136
                                                                            ------    ------     ------     ------    ------
Earnings (A+B).................................................        D     1,366    $  666     $  509     $  578    $  299
Ratio of earnings to fixed charges (D/C).......................                2.0       0.9        1.2        4.6       2.2
                                                                            ======    ======     ======     ======    ======


                                  Exhibit 12